                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 20 2006
                 Date of Report (Dates earliest event reported)

                                   iDNA, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                      1-11601                34-1816760
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
 Incorporation or Organization)          File No.)          Identification No.)

                               415 MADISON AVENUE
                                    7TH FLOOR
                               NEW YORK, NY 10017
              (Address of principal executive offices and zip code)

                                 (212) 644-1400
              (Registrant's telephone number, including area code)

                                 iDNA, Inc.,
                                555 Madison Ave,
                                  29th Floor,
                               New York, NY 10022
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17CFR240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17CFR240.12e-4(c))

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 20, 2006, iDNA, Inc. ("iDNA") consummated a Loan and Security
Agreement ("Loan Agreement") with a lender and issued a Promissory Note ("Note")
of $1.0 million. Pursuant to the terms of the Note, (i) the outstanding principal of the Note is due February 15, 2008, (ii) iDNA is required to pay interest only, monthly and in arrears, during the term and (iii) the Note bears interest at fourteen percent per annum. iDNA may prepay the Note at anytime and without a prepayment penalty.

     The Note is secured by a perfected first priority security interest in and to, and a lien on and pledge of, iDNA's right, title and interest in and to virtually all of iDNA's assets. The lien does not extend to the common stock of certain subsidiaries - the Campus Group Companies, Inc., Audience Response
Systems, Inc., Multi-Video Service, Inc. and Interactive Conferencing Network,
Inc. (collectively known as "The Campus Group") and Option Technologies
Interactive, LLC.

     The proceeds derived from the Note will be used for (i) capital expenditures of approximately $225,000 for additional wireless communication service electronic components ("Wireless Systems"), (ii) initial start-up capital of approximately $100,000 for the expansion of iDNA's medical communication group and (iii) general working capital.

     As a consequence of the procurement of additional Wireless Systems, iDNA is adding a new style, light weight, lower cost wireless device with enhanced communication features to its service fleet. Through the deployment of these new
Wireless Systems, iDNA's may offer a lower cost service offering to its prospective clients that seek iDNA's services for smaller, regional meetings, as well as to augment it current fleet of Wireless Systems.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibit 99.1 Loan and Security Agreement Dated July 20, 2006

                                        2

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 20, 2006                        iDNA, Inc.
                                            ------------------------------------
                                            (Registrant)

                                            By: /s/ James J. McNamara
                                                --------------------------------
                                                James J. McNamara
                                                Chief Executive Officer

                                        3